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                          SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C.  20549



                                       FORM 8-K



                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                   DECEMBER 3, 1996
                   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             BRAUN'S FASHIONS CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


 DELAWARE                             0-19972                        06-1195422
(STATE OR OTHER                (COMMISSION FILE NUMBER)            (IRS EMPLOYER
JURISDICTION OF                                                      IDENTIFICA-
INCORPORATION)                                                        TION NO.)


                                2400 XENIUM LANE NORTH
                              PLYMOUTH, MINNESOTA  55441
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                    (612) 551-5000
                 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

CHAPTER 11 REORGANIZATION

On July 2, 1996, Braun's Fashions Corporation ("BFC"), together with its wholly-owned operating subsidiary, Braun's Fashions, Inc. ("BFI") (collectively, BFC and BFI are referred to herein as the "Company") filed in the United States Bankruptcy Court in the District of Delaware a petition for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code, case number 96-1030(HSB). Under the protection of Chapter 11, the Company managed its affairs and operated its business as a debtor-in-possession while developing a plan of reorganization. The Company filed its Plan of Reorganization on July 18, 1996, the First Amended Plan of Reorganization on August 29, 1996, and the Second Amended Plan of Reorganization on October 22, 1996 (the "Plan") along with its Disclosure Statement. On October 22, 1996, the Bankruptcy Court approved the Disclosure Statement as containing adequate information and established November 18, 1996, as the deadline for voting on the Plan. The Plan was approved by 99.6% of the voting shareholders and by a majority of each class of the creditors that voted. On November 22, 1996, the Bankruptcy Court confirmed the Plan. The effective date of the Plan was December 3, 1996.

Claims and interests in BFC are Classified into six Classes under the Plan. The following table summarizes the Classification of the BFC claims and interests under the Plan and the treatment of such claims and interests under the Plan:

           CLASS                           DESCRIPTION OF TREATMENT
-------------------------------------------------------------------------------
1. Secured Claims              Each holder of an allowed Class 1 claim shall
                               receive either: (i) return of collateral in full satisfaction of such secured claim; (ii) payment in cash in an amount equivalent to the lesser of
                               (a) the value of the collateral or (b) the full amount of the secured claim; (iii) treatment of such secured claim in accordance with Section
                               1124(2) of the Bankruptcy Code; or (iv) such other treatment as may be agreed to in writing by such holder of the secured claim and BFC.

2. Priority Non-Tax Claims     Each holder of an allowed Class 2 claim will
                               receive cash equal to the amount of the allowed claim or such other treatment as may be agreed upon in writing by the holder of such claim and BFC.

3. Public Debt Claims          Each holder will receive, in respect of each
                               $1,000 principal amount of such public debt claim: (i) 48 shares of Common Stock in BFC; and
                               (ii) $800 in original principal amount of new notes bearing interest at 12% per annum ("New
                               Notes").


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4. General Unsecured Claims    Each eligible Class 4 claim holder will receive,
                               at the election of the Company, either: (i) cash equal to the allowed amount of such claim; or
                               (ii) the allowed amount of such holder's claim, plus interest at 9% per annum, paid over 8 years.

5. Bank Guaranty Claims        Each allowed Class 5 claim against BFC shall be
                               satisfied in full by performance of the
                               Company's obligations pursuant to the Plan with respect to the bank claims reflected in BFI
                               Class 3.

6. Holders of Braun's Fashions Each holder of an allowed Class 6 interest
    Corporation Common Stock   will retain such interest, subject to the
                               dilutive and other effects of the Plan.

Claims and interests in BFI are classified into nine classes under the Plan. The following table summarizes the classification of the BFI claims and interests under the Plan:

           CLASS                           DESCRIPTION OF TREATMENT
-------------------------------------------------------------------------------
1.  Secured Claims             Each holder of an allowed Class 1 claim shall
                               receive either: (i) return of collateral in full satisfaction of such secured claim; (ii) payment in cash in an amount equivalent to the lesser of
                               (a) the value of the collateral or (b) the full amount of the secured claim; (iii) treatment of such secured claim in accordance with Section
                               1124(2) of the Bankruptcy Code; or (iv) such other treatment as may be agreed to in writing by such holder of the secured claim and BFI.

2. Priority Non-Tax Claims     Each holder of an allowed Class 2 claim shall
                               receive: (i) the amount of such holder's allowed claim in one cash payment; or (ii) such other treatment as may be agreed upon in writing by the holder of such claim and BFI.

3. Bank Claims                 The holders of allowed Class 3 claims will
                               receive a total of (i) 138,284 shares of Common
                               Stock in BFC and (ii) $2,313,000 in original principal amount of the New Notes.

4. Trade Claims                Each eligible Class 4 claim holder shall receive
                               cash in an amount equal to the allowed amount of such claim.

5. Rejection Claims            Per the acceptance of the Plan by BFI Class 5
                               holders, each holder shall receive cash in an amount equal to 25% of the allowed amount of such claim.


6. General Unsecured Claims    Each eligible Class 6 claim holder shall
                               receive, at the election of the Company: (i) cash equal to the allowed amount of such claim;
                               or (ii) the allowed amount of such claim, plus interest at 9% per annum paid over 8 years.


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7. Public Debt Guaranty Claims Each public debt guaranty claim against BFI shall be satisfied in full by performance of the Company's obligations pursuant to the Plan with respect to the public debt claims in BFC Class 3.

8. Gift Certificate Claims     The Company shall honor each gift certificate
                               claim in the ordinary course of business in accordance with the Company's general practice.

 9. Equity Interest            Each holder of a Class 9 equity interest will
                               retain such interest.


Administrative claims and priority tax claims are not classified under the Plan. In accordance with terms under the Plan, each holder of an allowed claim for an administrative expense shall receive, at the option of the Company: (i) the amount of such holder's allowed claim in one cash payment; (ii) the amount of such holder's allowed claim in accordance with the ordinary business terms of such expense or cost; (iii) such other treatment as may be agreed to in writing by the holders of such administrative expense and the Company.

Each holder of an allowed priority tax claim shall receive, at the option of the Company (i) the amount of such holder's allowed claim in one cash payment; (ii) the amount of such holder's allowed claim, in equal annual cash payments on January 2, 1997 and each anniversary of such date with interest thereon at 9% per annum until the last anniversary of January 2, 1997 that precedes the sixth anniversary of the date of assessment of such allowed claim; or (iii) such other treatment as may be agreed to in writing by the holder of the priority tax claim and the Company.

The percentage of Common Stock to be distributed to creditors is subject to dilution on account of options pursuant to the 1987 Stock Incentive Plan, pursuant to which 710,000 shares of Common Stock are reserved for grants. As of December 3, 1996, the Company had 3,796,512 shares of Common Stock issued and outstanding. It is expected that under the terms of the Plan, the Company will issue 617,516 shares of Common Stock to unsecured creditors in BFC Class 3 and BFI Class 3 in respect to their filed and allowed claims and interests. The Company further expects to issue approximately $10.3 million in aggregate principal amount of New Notes to the BFC Class 3 and BFI Class 3 creditors pursuant to the Plan.

NORWEST FACILITY

As part of the Plan, the Company entered into a borrowing agreement with Norwest Bank Minnesota, National Association (the "Norwest Revolver") expiring April 1, 1999. The Norwest Revolver provides the Company with revolving credit loans and letters of credit up to $10 million, subject to a borrowing base formula.

Loans under the Norwest Revolver bear interest at Norwest's base rate plus 3/4%. The interest is payable monthly in arrears. After June 1997, the Norwest Revolver provides for a potential decrease in the interest rate, depending on the financial performance of the Company (as described in the Norwest


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Revolver).  The Norwest Revolver carries commitment fees of 1/4% of the difference between $5 million and the average amount outstanding under the facility (including letters of credit). If the average amount outstanding under the facility (including letters of credit) is between $5 million and $7.5 million, the commitment fee shall be based on the difference between $7.5 million, and the average amount outstanding under the facility (including letters of credit) and if the average amount outstanding is in excess of $7.5 million the commitment fee is on the difference between $10 million and the average amount outstanding under the facility (including letters of credit). This facility is secured by substantially all of the Company's assets. The borrowing base at December 15, 1996 was $7.5 million. As of December 15, 1996, the Company had no borrowings and outstanding letters of credit in the amount of $2.6 million under the Norwest Revolver. Accordingly, the availability of revolving credit loans under the Norwest Revolver was $4.9 million at that date.

The Norwest Revolver contains, among other things, covenants with respect to (i) capital expenditures, (ii) earnings before interest, taxes, depreciation and amortization, (iii) inventory turnover ratios, (iv) additional indebtedness, (v) investments and (vi) prohibitions on paying dividends.

While the Company was restructuring its operations, the Company had a $10 million debtor-in-possession Revolving Credit and Security Agreement (the "DIP Facility") with Norwest Bank Minnesota, National Association, subject to a borrowing base calculation. The Company had the ability to request revolving credit loans and the issuance of letters of credit under the DIP Facility. The DIP Facility terminated on December 3, 1996, the effective date of the Plan.

STORE CLOSINGS AND OTHER

In connection with the reorganization, the Company realigned its operations in an effort to improve its long-term profit potential. This realignment enabled the Company to concentrate its efforts on those stores that management believed provided potential for profitability. The Bankruptcy Court entered orders between July 2, 1996 and November 22, 1996 approving the rejection of 49 stores leases. Substantially all of these stores were closed between July 2, 1996 and November 2, 1996. During the second and third quarters of fiscal 1997, the Company recorded a reorganization charge of $8,171,000, consisting primarily of store closing costs (including the loss on the disposal of fixed assets), lease rejection claims and professional fees.

The Company has also negotiated favorable terms with its landlords on a number of its continuing stores. The Company also elected to reject its former headquarters and distribution center lease and sublease in Eden Prairie, Minnesota in its bankruptcy proceedings.

ASSETS AND LIABILITIES

The following table presents certain information from the Company's balance sheet for the quarter ended August 31, 1996. Reference is made to the Company's Form 10-Q for such period for more detailed information as at such date.


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ASSETS                                           AUGUST 31, 1996

Current Assets                                  $16,281,455
Equipment and Improvements                       11,668,753
Other Assets                                        115,837
                                                 ----------
                                                $28,066,045
                                                 ----------
                                                 ----------

LIABILITIES AND STOCKHOLDER'S EQUITY             AUGUST 31, 1996

Current Liabilities                             $ 4,856,044
Total Long-Term Obligations                         771,507
Liabilities Subject to Compromise                18,531,186
Shareholders Equity                               3,907,308
                                                 ----------
Total Liabilities and Stockholders Equity       $28,066,045
                                                 ----------
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ITEM 7. EXHIBITS.

10.1 Second Amended Plan of Reorganization dated October 22, 1996 (the "Plan of Reorganization").
10.2 Motion to Approve Technical Amendment to the Plan of Reorganization dated November 19, 1996.
10.3  Revolving Credit and Security Agreement dated as of December 2, 1996.



                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 13, 1997

                                       BRAUN'S FASHIONS CORPORATION
                                       (Registrant)


                                       By:/s/ Stephen W. Clark
                                          -------------------------------------
                                               Stephen W.  Clark
                                               Vice President and
                                               Chief Financial Officer


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